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                                                                     EXHIBIT 5.2

                               September 13, 2002



                                                     WRITER'S DIRECT DIAL NUMBER
                                                                  (225) 381-0218



H&E Equipment Services L.L.C.
11100 Mead Road, Suite 200
Baton Rouge, LA    70816

RE: EXCHANGE OFFER FOR $53,000,000 12 1/2% SENIOR SUBORDINATED NOTES DUE 2013 FOR UP TO $53,000,000 12 1/2% SENIOR SUBORDINATED EXCHANGE NOTES DUE 2013

Dear Ladies and Gentlemen:

We have acted as counsel to H&E Equipment Services L.L.C. (the "COMPANY" or the "REGISTRANT") in connection with the proposed offer (the "EXCHANGE OFFER") to exchange an aggregate principal amount of up to $53,000,000 12 1/2% Senior Subordinated Notes due 2013 (the "OLD NOTES") for up to $53,000,000 12 1/2% Senior Subordinated Exchange Notes due 2013 (the "EXCHANGE NOTES"), pursuant to a Registration Statement on Form S 4 filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "REGISTRATION STATEMENT." The Exchange Notes are to be issued pursuant to the Indenture (the "INDENTURE"), dated as of June 17, 2002, by and among the Registrant, H&E Finance Corp., the Guarantors (as defined therein) and The Bank of New York, as the trustee, in exchange for and in replacement of the Company's outstanding Old Notes, of which $53,000,000 in aggregate principal amount at maturity is outstanding.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, company records and other instruments as we have deemed


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H&E Equipment Services L.L.C.
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September 13, 2002


necessary for the purposes of this opinion, including (i) the company and organizational documents of the Registrant, (ii) minutes and records of the company proceedings of the Registrant with respect to the issuance of the Exchange Notes, (iii) the Registration Statement and exhibits thereto and (iv) the Registration Rights Agreement, dated as of June 17, 2002, by and among the Registrant, H&E Finance Corp., the Guarantors (as defined therein) and Credit Suisse First Boston Corporation.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrant, and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrant. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

         1. H&E Equipment Services L.L.C. is a limited liability company, existing and in good standing under the Louisiana Limited Liability Company Law.

         2. The sale and issuance of the Exchange Notes has been validly authorized by H&E Equipment Services L.L.C.

         3. When the Exchange Notes are issued pursuant to the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of H&E Equipment Services L.L.C., and the Indenture will be enforceable in accordance with its terms.


Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, revocatory, avoidance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) any laws except the laws of the State of Louisiana.

We hereby consent to the filing of this opinion in Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons

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H&E Equipment Services L.L.C.
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September 13, 2002


whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Exchange Notes.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Louisiana be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Yours very truly,

TAYLOR, PORTER, BROOKS & PHILLIPS, L.L.P.